                                 EXHIBIT 10.4

              HABERSHAM BANCORP 1996 INCENTIVE STOCK OPTION PLAN

                              TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     "Board of Directors" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     "Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.4     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.5     "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.6     "Fair Market Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.7     "Option" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.8     "Option Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.9     "Over 10% Owner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.10    "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.11    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.12    "Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.13    "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.14    "Termination of Employment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2  THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1     Purpose of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2     Stock Subject to the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.3     Administration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.4     Eligibility and Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3  TERMS OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.1     Terms and Conditions of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.2     Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.3     Option Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.4     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.5     Conditions to the Exercise of an Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.6     Special Provisions for Certain Substitute Options  . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.7     Treatment of Awards Upon Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 4  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4.1     Changes in Capitalization; Merger; Liquidation.  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4.2     Right to Terminate Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.3     Restrictions on Delivery and Sale of Shares; Legends.  . . . . . . . . . . . . . . . . . . . . . . .   6
         4.4     Nonalienation of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.5     Termination and Amendment of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.6     Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.7     Effective Date of Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.8     Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                               HABERSHAM BANCORP
                        1996 INCENTIVE STOCK OPTION PLAN

                             SECTION 1  DEFINITIONS

         Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         1.1 "Board of Directors" means the board of directors of the Company.

         1.2 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.3 "Committee" means a committee composed of members of the Board of Directors appointed by the Board of Directors to administer the Plan.

         1.4     "Company" means Habersham Bancorp, a Georgia corporation.

         1.5 "Disability" means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which such Disability relates.

         1.6 "Fair Market Value" refers to the fair market value of the Stock as of a particular date, as determined in good faith by the Company; provided that the Committee uses a reasonable valuation method in determining fair market value in accordance with Code Section 422 and the regulations issued thereunder and provided further that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         1.7 "Option" means an incentive stock option, but includes any option granted under the Plan that is treated as a nonqualified stock option pursuant to Section 2.4.

         1.8 "Option Agreement" means a written agreement between the Company and a Participant or other documentation evidencing an award of an Option.

         1.9 "Over 10% Owner" means an individual who at any time an incentive stock option is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined applying the attribution rules of Code Section 424(d).

         1.10 "Participant" means an individual who receives an Option hereunder.

         1.11    "Plan" means the Habersham Bancorp 1996 Incentive Stock Option
Plan.

         1.12    "Stock" means the Company's common stock $1.00 par value.

         1.13 "Subsidiary" means, with respect to the Company, any subsidiary corporation within the meaning of Code Section 424(f).

         1.14 "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Subsidiaries, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

                              SECTION 2  THE PLAN

         2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to certain officers and key employees of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers and key employees by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding key personnel.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 4.1, 250,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options and shares of Stock issued in respect of Options under the Plan in excess of the Maximum Plan Shares, determined in accordance with Rule 16b-3(a)(1) as promulgated under the Securities Exchange Act of 1934, as amended from time to time.

         2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the persons to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

         The Committee shall consist of two or more directors, each of whom is not, during the one year prior to service as a member of the Committee, granted or awarded equity securities of the Company or an affiliate pursuant to the Plan or any other plan of the issuer or an affiliate, except as may be permitted under Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934.

         In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after the institution of any action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         2.4 Eligibility and Limits. Options may be granted only to employees of the Company or any Subsidiary. In addition, in the event the aggregate Fair Market Value (determined as of the option grant date) of stock subject to such Options (under all plans of the Company and Subsidiaries) that first become exercisable during any calendar year by an amount that exceeds $100,000, then such Options in excess of the limitation shall not be incentive stock options and, to the extent such Options were granted pursuant to this Plan, they shall be treated as nonqualified stock options.

                          SECTION 3  TERMS OF OPTIONS

         3.1     Terms and Conditions of Options.

         (a) The number of shares of Stock as to which an Option shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. Notwithstanding the preceding, to the extent required under Code Section 162(m) and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any single fiscal year of the Company to any employee shall not exceed 100,000.

         (b) The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the

Option and the number of shares covered by the Option and has taken all such other action necessary to complete the grant of the Option.

         (c) Options shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

         (d) Each Option granted under the Plan shall be evidenced by an Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate, which shall specify, at a minimum, the number of shares of Stock subject to the grant, the option price and the option term. Each Option Agreement shall be subject to the terms of the Plan and any provision contained in the Option Agreement that is inconsistent with the Plan shall be null and void.

         3.2     Option Price.  Subject to adjustment in accordance with
Section 4.2 and the other provisions of this Section 3, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Option Agreement and shall in no event be less than the Fair Market Value of a share of Stock. With respect to an Option grant to an Over 10% Owner, the Exercise Price shall in no event be less than 110% of Fair Market Value of a share of Stock on the date the Option is granted.

         3.3 Option Term. The term of an Option shall be as specified in the applicable Option Agreement and shall expire no later than five (5) years from the date of grant. In addition, the applicable Option Agreement shall provide that, in the event of a Termination of Employment, the then unexpired portion of the Option shall terminate no later than the date of Termination of Employment; provided, however, that in the case of a Participant whose Termination of Employment is due to death, the then unexpired portion of the Option shall terminate no later than one (1) year from the date of Termination of Employment.

         3.4 Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Option Agreement or by amendment thereto, including, but not limited to, cash or, if the Option Agreement provides, (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; or (ii) in a cashless exercise through a broker. The holder of an Option, as such, shall have none of the rights of a stockholder.

         3.5 Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Option Agreement; provided, however, except as otherwise provided by the Plan, that subsequent to the grant of an Option, the Committee, at any time before its expiration or cancellation, may accelerate the time or times at which such Option may be exercised in whole or in part and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Option Agreement to the contrary.

         3.6 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3, any Option issued in substitution for an Option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued Option being replaced thereby.

         3.7 Treatment of Awards Upon Termination of Employment. Any award under this Plan to a Participant who suffers a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Option Agreement or, in the absence of such provision, as the Committee may determine thereafter. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to adjust the award.

                         SECTION 4  GENERAL PROVISIONS

         4.1     Changes in Capitalization; Merger; Liquidation.

         (a) The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of such Stock to holders of outstanding shares of such Stock or any other increase or decrease in the number of shares of such Stock outstanding effected without receipt of consideration by the Company to the extent that Participant's proportionate interest shall be maintained as before the occurrence of the event.

         (b) In the event of a merger, consolidation, extraordinary dividend, reorganization or other change in the capital structure of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to Options and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new options, the acceleration of Options, the early expiration of Options, the removal of restrictions on outstanding Options or the cash-out of the Options, in cash or in kind, based upon the Fair Market Value of the Stock determined as of a date within thirty (30) days immediately prior to the transaction, all as may be provided in the applicable Option Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend, reorganization, other change or tender offer.

         (c) The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section 4.1 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

         4.2 Right to Terminate Services. Nothing in the Plan or in any Option shall confer upon any Participant the right to continue as an employee, officer, consultant or a member of the Board of Directors of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's relationship with the Company or any of its affiliates at any time.

         4.3 Restrictions on Delivery and Sale of Shares; Legends. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of such Stock pursuant to an Option, that the Participant or other recipient of an Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         4.4 Nonalienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         4.5 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Option shall adversely affect the rights of the Participant under such Option.

         4.6 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

         4.7 Effective Date of Plan. The Plan shall become effective upon the date the Plan is approved by the Board of Directors of the Company; provided, however, that the grant of any Option prior to stockholder approval shall be conditioned upon receipt of subsequent stockholder approval within twelve months of the Plan's effective date.

         4.8 Term. Unless terminated by the Board of Directors as of any earlier date, the Plan shall expire on the tenth anniversary of the Plan's effective date.



                                   HABERSHAM BANCORP

                                   By: /s/ David D. Stovall
                                      -----------------------------------------

                                   Title: President and Chief Executive Officer
                                         --------------------------------------
ATTEST:

/s/ Edward D. Ariail
--------------------------
Secretary
         [CORPORATE SEAL]